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                                                                     Exhibit 4.9



                              CERTIFICATE OF TRUST
                                       OF
                       AMERICAN FINANCIAL CAPITAL TRUST II


       This Certificate of Trust is being executed as of February 3, 1997 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 DEL. C. section 3801 ET SEQ. (the "Act").

       The undersigned hereby certifies as follows:

       1) NAME. The name of the business trust is "American Financial Capital Trust II" (the "Trust").

       2) DELAWARE TRUSTEE. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          The Bank of New York (Delaware)
          Route 273
          Newark, Delaware 19711

       3) EFFECTIVE. This Certificate of Trust, which may be executed in counterparts, shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

       IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.


                                         THE BANK OF NEW YORK (Delaware),
                                         as Delaware Trustee


                                         By: /s/ Mary Jane Morrissey
                                             -----------------------------------
                                         Name: Mary Jane Morrissey
                                         Title: Authorized Signatory


                                         THE BANK OF NEW YORK,
                                         as Property Trustee


                                         By: /s/ Mary Jane Morrissey
                                             -----------------------------------
                                         Name: MARY JANE MORRISSEY
                                         Title: VICE PRESIDENT


                                         /s/ JAMES E. EVANS
                                         ---------------------------------------
                                         JAMES E. EVANS, as Trustee


                                         /s/ THOMAS E. MISCHELL
                                         ---------------------------------------
                                         THOMAS E. MISCHELL, as Trustee